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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 27, 2003
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                             AMKOR TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                     000-29472                          23-1722724
(State of other jurisdiction of incorporation)  (Commission Identification Number)  (IRS Employer Identification Number)

                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
              (Address of principal executive offices and zip code)

                                 (610) 431-9600
              (Registrant's telephone number, including area code)

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ITEM 9. REGULATION FD DISCLSOURE

On October 27, 2003, Amkor announced its financial results for the three and nine months ended September 30, 2003 and certain other information. The press release, which has been attached as Exhibit 99.1, is incorporated herein by reference.

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 27, 2003, Amkor announced its financial results for the three and nine months ended September 30, 2003 and certain other information. The press release, which has been attached as Exhibit 99.1 and is incorporated herein by reference, discloses certain financial measures, such as free cash flows, which are considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. We believe free cash flow to be relevant and useful information to our investors in assessing our financial operating results as this measure is used by our management in evaluating our liquidity, our ability to service debt and fund capital expenditures. However, this measure should be considered in addition to, and not as a substitute, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure as is required under SEC rules regarding the use of non-GAAP financial measures.

Exhibit Index:

99.1 Text of Press Release dated October 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMKOR TECHNOLOGY, INC.

                                             By: /s/ KENNETH T. JOYCE
                                             ------------------------
                                             Kenneth T. Joyce
                                             Chief Financial Officer

Dated: October 27, 2003